Exhibit 99.1

XFONE COMPLETES ACQUISITION OF AURACALL LIMITED

- Acquisition Supports European Expansion -

Jackson, MS - August 15, 2007 - XFONE, Inc. (AMEX and TASE: XFN), an international diversified communications services company today announced that its wholly-owned subsidiary, Swiftnet Limited, has increased its holding in Auracall from 32.5% to 100%. Auracall is a profitable and growing telecommunication service provider specializing in supplying solutions for ethnic communities in the UK making low cost international calls home.

Auracall serves over 300,000 customers every month through an innovative range of services allowing customers to make low cost international calls from both landlines and mobile phones. Customers pay for calls through premium rate texts (the T-Talk service), calling a premium rate top-up number (the Crazytel service) or by dialing an 08 access number (the FreeTime service). Auracall sells primarily through a network of over 100 loyal agents.

Guy Nissenson, President and CEO of XFONE, Inc. noted, "In 2001 we were a founding partner in Auracall and the company has exceeded our original growth expectations. Auracall has become a recognized brand and a leader in the markets it serves and we were delighted to be offered an opportunity to purchase 100% of the business. The acquisition is immediately accretive and is expected to support Xfone’s EBITDA growth targets.”

The terms of the acquisition provide for Swiftnet to increase its current share in Auracall from 32.5% to 100% in a cash transaction valued at $1.6 million. For specific terms of the transaction see Xfone, Inc.'s Current Report on Form 8-K to be filed with the U.S. Securities and Exchange Commission within the required time period. The transaction will be financed from internal cash resources.

Auracall will be a division of the XFONE operation in the UK, which currently consists of Swiftnet, Equitalk.co.uk Limited (a 100% owned subsidiary) and Story Telecom Limited (a 69.6% owned subsidiary).

John Burton, Managing Director of Swiftnet commented, “Swiftnet and Auracall already work closely together and the Auracall team will be a fantastic addition to our UK operations. They will contribute additional sales, marketing and technical skills. Going forward, we plan to build on the historic success of Auracall by combining Xfone UK switching infrastructure and Auracall marketing expertise to enable organic growth into additional European countries.”

About XFONE, Inc.

A U.S.-domiciled corporation, XFONE, Inc. is an international voice, video and data communications services provider with operations in the United Kingdom, the United States and Israel that offers a wide range of services, which include: local, long distance and international telephony services; prepaid and postpaid calling cards; cellular services; Internet services; messaging services (Email/Fax Broadcast, Email2Fax and Cyber-Number); and reselling opportunities.  The Company serves customers across Europe, Asia, North, Central and South America, Australia and Africa.

This press release contains forward-looking statements. The words or phrases "should," "would be," "will allow," "intends to," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," or similar expressions are intended to identify "forward-looking statements." The Company's financial results reflected above should not be construed by any means as representative of the current or future value of its common stock. All information set forth in this press release, except historical and factual information, represents forward-looking statements. This includes all statements about the company's plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include issues related to rapidly changing technology and evolving standards in the industries in which the Company and its subsidiaries operate; the ability to obtain sufficient funding to continue operations, maintain adequate cash flow, profitably exploit new business, and license and sign new agreements; the unpredictable nature of consumer preferences; and other factors set forth in the Company's most recently filed annual report and registration statement. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Readers should carefully review the risks and uncertainties described in other documents that the Company files from time to time with the U.S. Securities and Exchange Commission.

For More Information, Please Contact:

U.K. Company Contact	U.S. IR Contact	Israel IR Contact
John Burton Swiftnet Managing Director Phone: +44 (0) 208 497 9233 E-mail: john.burton@swiftnet.co.uk	John Nesbett/Jen Belodeau Institutional Marketing Services (IMS) Phone: 1.203.972.9200. E-mail: jnesbett@institutionalms.com	Zvi Rabin Kwan Communications Tel: (Israel) +972 50 560 0140 E-mail: zvi@kwan.co.il